                                                                    Exhibit 11.1

                                 ANDATACO, INC.
                      COMPUTATION OF LOSS PER COMMON SHARE
                    (in thousands, except per share amounts)


                                                    THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                         APRIL 30,                            APRIL 30,
                                             -------------------------------       -------------------------------
                                                 1998                1997               1998              1997
                                             ------------       ------------       ------------       ------------
Basic EPS Computation

Net loss                                     $       (189)      $       (339)      $       (609)      $       (449)
                                             ------------       ------------       ------------       ------------


Weighted average shares outstanding                23,819             18,078             23,819             18,078
                                             ------------       ------------       ------------       ------------


Shares used in computing basic
 loss per share                                    23,819             18,078             23,819             18,078
                                             ------------       ------------       ------------       ------------


Basic loss per share                         $      (0.01)      $      (0.02)      $      (0.03)      $      (0.03)
                                             ============       ============       ============       ============


                                                  THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                        APRIL 30,                             APRIL 30,
                                             -------------------------------       -------------------------------
                                                 1998                1997              1998               1997
                                             ------------       ------------       ------------       ------------
Diluted EPS Computation

Net loss                                     $       (189)      $       (339)      $       (609)      $       (449)
                                             ------------       ------------       ------------       ------------


Weighted average shares outstanding                23,819             18,078             23,819             18,078

Common stock equivalents from the
  issuance of options and warrants using
  the treasury stock method                            --                 --                 --                 --
                                             ------------       ------------       ------------       ------------


Shares used in computing diluted
 loss per share                                    23,819             18,078             23,819             18,078
                                             ------------       ------------       ------------       ------------


Diluted loss per share                       $      (0.01)      $      (0.02)      $      (0.03)      $      (0.03)
                                             ============       ============       ============       ============